Exhibit 99.1

TransCode Therapeutics, Inc. Announces Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

BOSTON, March 23, 2025 — TransCode Therapeutics, Inc. (NASDAQ: RNAZ), the RNA oncology company committed to more effectively treating cancer using RNA therapeutics, today announced that it has agreed to sell an aggregate of 10,250,000 shares of its common stock and warrants to purchase up to 10,250,000 shares of common stock priced at-the-market under Nasdaq rules, at a purchase price of $0.98 per share and associated warrant. The warrants will have an exercise price of $0.86 per share and will be immediately exercisable upon issuance for a period of five years following the date of issuance. All of the shares of common stock and associated warrants are being offered by the Company. The offering is expected to close on March 25, 2025, subject to satisfaction of customary closing conditions.

The gross proceeds to the Company from the offering are expected to be approximately $10 million, before deducting the placement agent's fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for product development activities, including one or more clinical trials with TTX-MC138, its lead therapeutic candidate, including related IND-enabling studies, and for working capital and other general corporate purposes.

ThinkEquity is acting as the exclusive placement agent for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333- 268764), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 13, 2022, and declared effective on December 16, 2022. The offering of such securities in the registered direct offering is being made only by means of a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TransCode Therapeutics, Inc.

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The company's lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode has a portfolio of other first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the timing, conduct and results of the TransCode’s clinical trials, statements about microRNAs and their involvement in cancer, and statements concerning the therapeutic potential of TransCode's TTX-MC138. Any forward-looking statements in this press release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the ability of TransCode to satisfy the closing conditions related to the offering and the overall timing and completion of such closing; the risks associated with drug discovery and development; the risk that the results of clinical trials will not be consistent with TransCode's pre-clinical studies or expectations or with results from previous clinical trials; risks associated with the conduct of clinical trials; risks associated with TransCode's financial condition and its need to obtain additional funding to support its business activities, including TransCode's ability to continue as a going concern; risks associated with the timing and outcome of TransCode's planned regulatory submissions; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with TransCode's ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; risks of competition from other companies developing products for similar uses; risks associated with TransCode's dependence on third parties; and risks associated with geopolitical events and pandemics, including military conflicts. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause TransCode's actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled "Risk Factors" in TransCode's Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties and other important factors in any subsequent TransCode filings with the Securities and Exchange Commission. All information in this press release is as of the date of this release; TransCode undertakes no duty to update this information unless required by law.

For more information, please contact:

TransCode Therapeutics, Inc.
Tania Montgomery-Hammon, VP of Business Development
tania.montgomery@transcodetherapeutics.com

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